As filed with the Securities and Exchange Commission on October 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVOPOWER INTERNATIONAL PLC

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	4931 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Corporation Service Company

251 Little Falls Drive Wilmington, DE 19808

United States

Telephone: +1 302 636 5400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Melissa V. Frayer, Esq.

Dinesh K. Melwani, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

44 Montgomery Street

36th Floor

San Francisco, CA 94104

Telephone: (415) 432-6000

Facsimile: (415) 432-6001

Kevin Chin VivoPower International PLC The Scalpel 18th Floor, 52 Lime Street London EC3M 7AF United Kingdom +44-794-116-6696	Mitchel Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000 Facsimile: (212 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    File No. 333-248761

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(1) (3)	Amount of registration fee(4)
Ordinary Shares, nominal value $0.012 per share	644,257	$8.50	$5,476,185	$597.46

(1)	Includes the shares that the underwriter has the option to purchase.

(2)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is registering an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-248761) (the “Prior Registration Statement”). The amount to be registered does not include the 2,738,095 ordinary shares that were previously registered pursuant to the Prior Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(4)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1, as amended (File No. 333-248761) which was declared effective by the SEC on October 14, 2020 (the “Prior Registration Statement”), and is being filed solely for the purpose of registering an increase in the number of ordinary shares to be offered in the public offering by 644,257, which includes ordinary shares that may be sold pursuant to the underwriters' option to purchase additional shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Shoosmiths LLP, U.K. counsel to the Registrant, with respect to the legality of securities being registered.
23.1	Consent of PFK Littlejohn LLP.
23.2	Consent of Shoosmiths LLP (see Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to the Prior Registration Statement).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of London, United Kingdom, on October 14, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Chief Executive Officer, Executive Chairman and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Chin	Chief Executive Officer, Executive Chairman and
Kevin Chin	Director (Principal Executive Officer)	October 14, 2020

/s/ James Tindal-Robertson	Group Finance Director (Principal Financial and
James Tindal-Robertson	Accounting Officer)	October 14, 2020

*
Matthew Cahir	Director	October 14, 2020

*
Michael Hui	Director	October 14, 2020

*
Peter Jeavons	Director	October 14, 2020

*
William Langdon	Director	October 14, 2020

*By:	/s/ Kevin Chin
Kevin Chin
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VivoPower International PLC has signed this registration statement or amendment thereto on October 14, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Matthew Cahir
Name: Matthew Cahir
Title: Director